Exhibit 32
GMAC LLC

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350
In connection with the Annual Report of GMAC LLC (the Company) on Form 10-K for the period ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned officers of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Eric A. Feldstein
Eric A. Feldstein
Chief Executive Officer
February 27, 2008

/s/  Robert S. Hull
Robert S. Hull
Executive Vice President and Chief Financial Officer
February 27, 2008

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to GM AC LLC and will be furnished to the Securities and Exchange Commission or its staff upon request.